EXHIBIT 3.29
CERTIFICATE OF INCORPORATION

OF

ERNA ENERGY SERVICES INC.

     FIRST: The name of the corporation is ERNA ENERGY SERVICES INC.
     SECOND: The address of the corporation’s registered office in the State of Delaware is 229 South State Street in the City of Dover, County of Kent 19901. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.
     THIRD: The nature of the business and the purposes to be conducted, promoted, and carried on are:
     (1) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     (2) To act as a holding company for subsidiaries created to engage in any lawful acts or activities which are permitted under the laws of their respective jurisdictions of incorporation.
     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 100,000 shares and the par value of each such share is One Dollar ($1.00).
     FIFTH: The name and mailing address of the incorporator is Randolph G. Abood, Satterlee Stephens Burke & Burke, 230 Park Avenue, New York, New York 10169.
     SIXTH: The board of directors of the corporation is authorized to make, alter or repeal by-laws of the corporation, but the stockholder may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.
     SEVENTH: A. The number of directors of the corporation shall be fixed from time to time in the manner provided in the by-laws and may be increased or decreased from time to time in the manner provided in the by-laws.
     B. Election of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.
     EIGHTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent provided or permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article EIGHTH shall not adversely affect any right or protection of a director under this Article EIGHTH, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article EIGHTH, prior to such repeal or modification.
     NINTH: The corporation shall, to the fullest extent permitted by Delaware law as in effect from time to time, indemnify any person against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he is or was a director or officer of the corporation or, while serving as a director or officer of the corporation, he is or was serving at the request of the corporation as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association or other entity. Expenses (including attorneys’ fees) incurred in defending an action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding to the full extent and under the circumstances permitted by Delaware law. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the corporation would have the power to indemnify against such liability under the provisions of this Article NINTH. The indemnification provided by this Article NINTH shall not be deemed exclusive of any other rights to which those indemnified may be entitled under this certificate of incorporation, any by-law, agreement, vote of stockholders or disinterested directors, statute, or otherwise, and shall inure to the benefit of their heirs, executors, and administrators. The provisions of this Article NINTH shall not be deemed to preclude the corporation from indemnifying other persons from similar or other expenses and liabilities as the board of directors or the stockholders may determine in a specific instance or by resolution of general application.
     IN WITNESS WHEREOF, the undersigned incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does sign this certificate, hereby declaring and certifying that the facts herein stated are true, this 18th day of November, 1987.

/s/ Randolph G. Abood
Randolph G. Abood
INCORPORATOR

STATE OF NEW YORK         )
                                                     :  ss. :
COUNTY OF NEW YORK     )
     BE it remembered that on this 18th day of November, 1987, personally came before me, a Notary Public for the State of New York, Randolph G. Abood, the party to the foregoing certificate of incorporation, known to me personally to be such, and who acknowledged the said certificate to be his act and deed, and that the facts therein stated are true.
     GIVEN under my hand and seal of office the day and year aforesaid.

/s/ Catherine L. Woodman
Notary Public

CATHERINE L. WOODMAN NOTARY PUBLIC. State of New York No. 4845157 Certified in New York County Commission Expires March 30, 1989

ERNA ENERGY SERVICES INC.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION
     ERNA ENERGY SERVICES INC., a corporation organized and existing under and by virtue of The General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of the corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the corporation:
     RESOLVED, that the Certificate of Incorporation of ERNA Energy Services Inc. be amended by changing the Article thereof numbered “FIRST” so that, as amended, Article “FIRST” shall be and read as follows:
     “FIRST: The name of the corporation is Elders Resources USA Inc.”
     SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given its written consent to the amendment in accordance with the provisions of Section 228 of The General Corporation Law of the State of Delaware.
     THIRD: That the amendment was duly adopted in accordance with the applicable provisions in Section 242 and 228 of The General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, ERNA Energy Services Inc. has caused this Certificate to be signed by William A. Blackwell, its President, and attested by Stephen J. Ryan, its Secretary, this 15th day of January, 1990.

ERNA ENERGY SERVICES INC.
By	/s/ William A. Blackwell
William A. Blackwell, President

ATTEST:

By	/s/ Stephen J. Ryan Stephen J. Ryan, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 07/19/1990
902005212 – 2143995
CERTIFICATE OF OWNERSHIP AND MERGER
OF
ELDERS RESOURCES NZFP MARKETING GROUP, INC.
INTO
ELDERS RESOURCES USA INC.
Pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware, the undersigned parent corporation, Elders Resources USA Inc., a Delaware corporation, hereby adopts the following Certificate of Ownership and Merger for the purpose of merging Elders Resources NZFP Marketing Group, Inc., a Delaware corporation and wholly owned subsidiary of Elders Resources USA Inc., into Elders Resources USA Inc.
1.	Elders Resources USA Inc. owns all of the issued and outstanding shares of Common Stock of Elders Resources NZFP Marketing Group, Inc.

2.	The following recitals and resolutions approving the merger of Elders Resources NZFP Marketing Group, Inc. into Elders Resources USA Inc. (the “Company”), were adopted by the Board of Directors of the Company as of July 2, 1990.
     WHEREAS, the Company owns all of the outstanding shares of Common Stock of Elders Resources NZFP Marketing Group, Inc., a Delaware corporation (“NZFP”); and
     WHEREAS, the Board of Directors believes that it would be in the best interest of NZFP and the Company if NZFP were merged into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware;
     NOW, THEREFORE, BE IT RESOLVED, that the Company is hereby authorized and directed to merge NZFP into the Company pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware; and
     RESOLVED FURTHER, that the proper officers of the Company are hereby authorized and directed for and on behalf and in the name of the Company to execute and deliver all such certificates, instruments and other documents and to take all such other action as they may deem advisable or necessary or convenient or proper to carry out the intent of the foregoing resolution, and that all of the acts and things which any or all of the officers of the Company have heretofore done or may hereafter do in connection with the foregoing resolution are hereby in all respects adopted, ratified and approved as the acts and deeds of the Company.

DATED: July 2, 1990

ELDERS RESOURCES USA INC.
BY:	/s/ William A. Blackwell
WILLIAM A. BLACKWELL, President

ATTEST:

BY:	/s/ Stephen J. Ryan STEPHEN J. RYAN, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:00 AM 05/08/1991
751128054 – 2143995
CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ELDERS RESOURCES USA INC.
     IT IS HEREBY CERTIFIED THAT:
     1. The name of the corporation (herein called the “Corporation”) is Elders Resources USA Inc.
     2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article “FIRST” thereof and by substituting in lieu of said Article the following new Article:
     “FIRST: The name of the Corporation is NZFP Resources USA Inc.”
     3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by unanimous written consent of the Board of Directors and by written consent of the sole stockholder of the Corporation.
     IN WITNESS WHEREOF, Elders Resources USA Inc. has caused this Certificate to be signed by its President and attested by its Secretary this 3rd day of May, 1991.

ELDERS RESOURCES USA INC.
By:	/s/ Peter M. Sinclair
Peter M. Sinclair
President

Attest:

/s/ Stephen I. Siller Stephen I. Siller
Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:16 PM 01/31/2007
FILED 07:06 PM 01/31/2007
SRV 070111300 – 2143995 FILE
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
NZFP RESOURCES USA INC.
Pursuant to Section 242 of the
General Corporation Law of the State of Delaware
     NZFP RESOURCES USA INC., a corporation organized under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:
     FIRST: That the Board of Directors of the Corporation, pursuant to a unanimous written consent in lieu of a meeting of directors, duly adopted a resolution setting forth the following proposed amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable:
     Article FIRST of the Certificate of Incorporation is hereby amended by deleting such Article FIRST in its entirety and inserting in lieu thereof with the following:
     “FIRST: The name of the Corporation is Evergreen Packaging USA Inc.”
     SECOND: That in lieu of a meeting and vote of the stockholders of the Corporation, the sole stockholder has, by written consent, dated January 31, 2007, approved the adoption of the foregoing amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and that such consent has been filed with the minutes of the proceedings of the stockholders of the Corporation.
     THIRD: That this Amendment to the Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.
     FOURTH: This Amendment to the Certificate of Incorporation shall become effective immediately at 7:00 pm on January 31, 2007.

     IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand, this 31st day of January 2007.

/s/ Helen Dorothy Golding
Name:	Helen Dorothy Golding
Title:	Assistant Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:00 AM 04/08/2008
FILED 08:00 AM 04/08/2008
SRV 080405705 – 2143995 FILE
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
EVERGREEN PACKAGING USA INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

      Evergreen Packaging USA Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:
     FIRST: That the Sole Stockholder and Board of Directors of the Corporation, pursuant to written consent have duly adopted resolutions approving the following amendment to the Certificate of Incorporation of the Corporation.
     SECOND: Article 4 of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as set forth below:
     4. Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock of the par value of one cent ($0.01) each.
     THIRD: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, Malcolm Bundey, the Chief Operating Officer of the Corporation has caused this Certificate to be executed in its corporate name as of the 28 day of March, 2008.

EVERGREEN PACKAGING USA INC.
By:	/s/ Malcolm Bundey
Malcolm Bundey, Chief Operating Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:30 PM 04/16/2008
FILED 04:04 PM 04/16/2008
SRV 080440095 – 2143995 FILE
STATE OF DELAWARE
CERTIFICATE OF CHANGE
OF REGISTERED AGENT AND/OR
REGISTERED OFFICE
The Board of Directors of Evergreen Packaging USA Inc. a Delaware Corporation, on this 18 day of March, A.D. 2008, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.
The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.
The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.
IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 18 day of March, A.D., 2008.

By:	/s/ JOSEPH HANKS
Authorized Officer
Name:	Joseph Hanks
Print or Type
Title:	Assistant Secretary